Exhibit 99.1

Sky Harbour Announces Record Q4 and 2024 Results, New Hangar Campus Lease at King County International Airport – Boeing Field, Opening of New Campus in Phoenix and Other Business Updates; Reiterates Prior Guidance for 2025

WEST HARRISON, N.Y.--(BUSINESS WIRE)--Sky Harbour Group Corporation (NYSE: SKYH, SKYH WS) (“SHG” or the “Company”), an aviation infrastructure company building the first nationwide network of Home-Basing campuses for business aircraft, announced the release of its audited financial results for the year ended December 31, 2024 on Form 10-K. The Company also announced the filing of its unaudited financial results for the year ended December 31, 2024 for Sky Harbour Capital (Obligated Group) with MSRB/EMMA. Please see the following links to access the filings:

SEC 10-K:

https://www.sec.gov/ix?doc=/Archives/edgar/data/0001823587/000143774925009606/ysac20241231_10k.htm

MSRB/EMMA:

https://emma.msrb.org/P21904883-P21456792-P21905289.pdf

Financial Highlights on a Consolidated Basis include:

●	Constructed Assets or In-Construction exceeded $250 million at year end.

●	2024 Full-year consolidated revenues increased 95% as compared to 2023.

●	Net cash used in operating activities was reported at $9.1 million for the year.

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Strong liquidity and capital resources as of December 31st, 2024, with consolidated cash and US Treasuries totaling $127 million, after the use of $32 million for the acquisition and payment of certain liabilities of the Camarillo Acquisition (discussed below).

●	Refer to 10-K for presentation of full year GAAP net loss and Adjusted EBITDA (Non-GAAP) results.

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Reiterating our guidance of reaching run rate breakeven operating cash flow/adjusted EBITDA on a consolidated basis by year end 2025, driven by the positive cash flows expected to be generated from the Phoenix campus opened on Q1 2025 and the campuses opening in Q2 in Denver and Addison (Dallas area).

Financial Highlights at Sky Harbour Capital (Obligated Group) include:

●	Full year Obligated Group Revenues increased 51% in 2024 as compared to 2023.

●	Net cash provided by operating activities reached positive $6.5 million in 2024, as compared to net cash used in operating activities of $1.4 million in 2023.

●	Debt Service Coverage Tests calculated as per the Bond Indenture for the first time for the period ending December 31, 2024, and as budgeted for 2025, both in compliance with covenant ratios.

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Cash and US Treasuries at the Obligated Group totaled $66.3 million as of December 31st, 2024, with the expected capital expenditures on the remaining phases there to be covered by these outstanding balances and the expected Obligated Group revenues through the end of construction.

Update on Site Acquisition

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Sky Harbour currently has campuses operating at Houston’s Sugar Land Regional Airport (SGR), Nashville International Airport (BNA), Miami Opa-Locka Executive Airport (OPF), San Jose Mineta International Airport (SJC), Camarillo Airport (CMA), Phoenix Deer Valley Airport (DVT) and Dallas’s Addison Airport (ADS); campus in construction at Denver’s Centennial Airport (APA); campuses in development at Chicago Executive Airport (PWK), Sky Harbour’s first three New-York-service airports - Bradley International Airport (BDL), Hudson Valley Regional Airport (POU), and Stewart International Airport (SWF), Orlando Executive Airport (ORL), Dulles International Airport (IAD), Salt Lake City International Airport (SLC), and Trenton-Mercer Airport (TTN).

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On December 6th, as previously announced, the Company completed its acquisition of CloudNine and Sky 805, a newly completed hangar campus and an established FBO operation with several legacy hangars at Camarillo Airport, CA. 2024 Results only incorporate 3 weeks of Camarillo operations. Occupancy currently stands at 68% and we expect to rent the remaining hangar by this summer.

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On March 14th, we executed a new ground lease with an existing hangar campus at Seattle’s King County International Airport – Boeing Field (BFI). The leased facility contains approximately 90,000 rentable square feet of hangar and office space in four structures. We are currently renegotiating tenant lease agreements with the existing tenants and marketing additional vacant space with new prospective tenants.

●	We reiterate our prior guidance of six additional new hangar ground leases to be announced by the end of 2025, for a total portfolio of 23 airport ground leases by year end.

Update on Construction and Development Activities

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As reported on our monthly activity reports filed with MSRB/EMMA and available on our website, DVT opened for business in Q1 and began operations with the arrival of the first tenant jets. Our campuses at ADS and APA remain forecasted for delivery and commencement of operations during the coming weeks. Please see the following link for the last monthly construction report: https://emma.msrb.org/P21916224-P21464998-P21914132.pdf

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Phase 2 at Opa-Locka Airport is about to start construction and construction bids have been received from general contractors for Bradley Airport Phase 1 and for Addison Phase 2. The Company is focused on increasing our resources dedicated to development and construction in order to accelerate these activities.

Update on Leasing Activities

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Leasing activity at the Company is at its peak with the recent opening of the campuses in Phoenix and Dallas and the upcoming opening in Denver in April. Also, lease up continues at CMA for remaining hangar and just started at the campus at BFI we recently closed on.

●	The first tenant lease was executed in Phoenix and Dallas, with others in negotiation. Pre-leasing continues in Denver, with three new leases under negotiation.

●	We continue to expect a 4-6 month lease up period for these three campuses.

Update on Airport Operations

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During the fourth quarter, in anticipation of the opening of the new campuses at DVT, APA and ADS, the Company selected base managers for each location and began talent acquisition to begin filling out their operations teams.  New managers were onboarded and trained at existing facilities for several weeks prior to their permanent assignments at the new locations.

●	Supplies and ground support equipment (GSE), including various aircraft servicing assets and refuelers, were procured and began shipping to the new locations in advance of the start of operations.

New Equity/PIPE Closing

In Q4 2025, Sky Harbour completed the previously announced issuance of 7,911,580 PIPE shares of Class A Common Stock for aggregate net proceeds of approximately $75 million, at a net purchase price of $9.50 per share.

The Company plans to leverage the proceeds of this PIPE financing, together with existing cash on hand, with an additional, previously announced, $150 million in private activity debt financing, expected to be issued this summer. The combined proceeds of approximately $240 million is intended to support the phase 1 development projects at approximately 6-7 new airport campuses (or approximately 800,000 additional rentable square feet), beyond the approximately one million rentable square feet already funded.

Tal Keinan commented: “Sky Harbour continues to progress according to plan, and remains focused on diligently executing its plan, centered on Sky Harbour’s growing community of tier-1 Residents. Meeting those Residents’ exacting needs with consistency, and repeatedly exceeding their expectations, is Sky Harbour’s mission. We continue to pursue that mission without compromise as we manage Sky Harbour’s growth. We have created a category in aviation infrastructure, and we aim to lead it for years to come.”

About Sky Harbour

Sky Harbour Group Corporation is an aviation infrastructure company developing the first nationwide network of Home-Basing campuses for business aircraft. The company develops, leases, and manages general aviation hangar campuses across the United States. Sky Harbour’s Home-Basing offering aims to provide private and corporate residents with the best physical infrastructure in business aviation, coupled with dedicated service, tailored specifically to based aircraft, offering the shortest time to wheels-up in business aviation. To learn more, visit www.skyharbour.group.

Forward Looking Statements

Certain statements made in this release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, including statements about the financial condition, results of operations, earnings outlook and prospects of SHG, including statements regarding our expectations for future results, our expectations for future ground leases, our expectations on future construction and development activities and lease renewals, and our plans for future financings. When used in this press release, the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of Sky Harbour Group Corporation (the “Company”) as applicable and are inherently subject to uncertainties and changes in circumstances. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. For more information about risks facing the Company, see the Company’s annual report on Form 10-K for the year ended December 31, 2024 and other filings the Company makes with the SEC from time to time. The Company’s statements herein speak only as of the date hereof, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Key Performance Indicators

We use a number of metrics, including annualized revenue run rate per leased rentable square foot, to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions. Our key performance indicators may be calculated in a manner different than similar key performance indicators used by other issuers. These metrics are estimated operating metrics and not projections, nor actual financial results, and are not indicative of current or future performance.

Contacts

Sky Harbour Investor Relations: investors@skyharbour.group Attn: Francisco X. Gonzalez